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                                                                      EXHIBIT 21


                         Subsidiaries of the Registrant

1.    ARC Greenwood Village, Inc., a Tennessee corporation.
2.    ARC Rossmoor, Inc., a Tennessee corporation.
3.    Plaza Professional Pharmacy, Inc., a Virginia corporation.
4.    Assisted Care of the Villages, a Florida general partnership.
5.    Maryarc LLC, a Tennessee limited liability company.
6.    ARC Bahia Oaks, Inc., a Tennessee corporation.
7.    ARC Wilora Lake, Inc., a Tennessee corporation.
8.    ARC Tarpon Springs, Inc., a Tennessee corporation.
9.    ARC Imperial Plaza, Inc., a Tennessee corporation.
10.   ARC Imperial Services, Inc., a Tennessee corporation.
11.   ARC Sun City Center Inc., a Tennessee corporation.
12.   Lebarc, L.P., a Tennessee limited partnership.
13.   Fort Austin Limited Partnership, a Texas limited partnership.
14.   ARC Fort Austin Properties, Inc., a Tennessee corporation.
15.   ARCLP - Charlotte, LLC, a Tennessee limited liability company.
16.   ARC Management Corporation, a Tennessee corporation.
17.   ARC Corpus Christi, Inc., a Tennessee corporation.
18.   Trinity Towers Limited Partnership, a Tennessee limited partnership.